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                                                                    EXHIBIT 23.4
                                                                    ------------



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated August 14, 1997, originally included in Rykoff-Sexton, Inc.'s Form 10-K, as amended by Form 10-K/A, for the fiscal year ended June 28, 1997, and subsequently included in this Form 10-K/A-2 dated September 24, 1998, into U.S. Foodservice's (formerly JP Foodservice, Inc.) previously filed Registration Statements on Form S-8 (File Nos. 33-88140, 33-88142, 33-88144, 33-88146, 33-
81011, 333-37359, 333-43185, 333-47759) and Form S-3 (File No. 333-67553).



/s/ Arthur Andersen LLP


Philadelphia, PA
March 1, 1999